Exhibit 99.1

Momentive Performance Materials Inc. 260 Hudson River Road Waterford, NY 12188 momentive.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

Momentive Announces First Quarter 2018 Conference Call

WATERFORD, N.Y. (May 4, 2018) - MPM Holdings Inc. (“Momentive” or the “Company”) (OTCQX: MPMQ) today announced it will host a teleconference to discuss First Quarter 2018 results on Tuesday, May 8, 2018, at 10 a.m. Eastern Time. The Company will issue a press release announcing its financial results for the first quarter ended March 31, 2018 prior to the opening of the market on on May 8, 2018.

Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: (844) 309-6571
International Participants: (484) 747-6920
Participant Passcode: 8598993

Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.momentive.com. A replay of the call will be available for three weeks beginning at 2 p.m. Eastern Time on May 8, 2018. The playback can be accessed by dialing (855) 859-2056 (U.S.) and +1 (404) 537-3406 (International). The passcode is 8598993. A replay also will be available through the Investor Relations Section of the Company’s website.

About Momentive
Momentive is a global leader in silicones and advanced materials, with a 75-plus year heritage of being first to market with performance applications that support and improve everyday life. Momentive delivers science-based solutions for major industries, by linking its custom technology platforms to allow the creation of unique solutions for customers. Additional information is available at www.momentive.com.

Contact
Investors:
John Kompa
614-225-2223
john.kompa@momentive.com